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                                    EXHIBIT 5

                           [Saul Ewing LLP Letterhead]

                                                               November 14, 2000

InKine Pharmaceutical Company, Inc.
Sentry Parkway West
1787 Walton Road
Building 18, Suite 440
Blue Bell, PA  19422

Gentlemen:

        We refer to the Registration Statement on Form S-8 (the "Registration Statement") of InKine Pharmaceutical Company, Inc., a New York corporation (the "Company"), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 400,000 shares of common stock, par value $0.0001 per share, of the Company (the "Shares"), which Shares are to be issued to Terri Jacob pursuant to a Qualified Domestic Relations Order, entered into on October 27, 1998, relating to options issuable under certain written compensation contracts between the Company and Leonard S. Jacob, M.D., Ph.D.

        We have reviewed the Registration Statement, the Certificate of Incorporation and By-laws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this Opinion.

        Based on the foregoing, it is our opinion that:

        1. The Company is duly organized, validly existing and in good standing under the laws of State of New York; and

        2. The Shares to be issued in accordance with the terms described in the Registration Statement have been duly authorized and, when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

        We hereby consent to use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this Opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/ SAUL EWING LLP